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                                                                   EXHIBIT 10.16


                         FORM OF NON-COMPETE AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into this _____ day of __________________, 199 by and between SMITH-GARDNER & ASSOCIATES, INC., a Florida corporation (the "Company"), and __________________________________ (the
"Employee").

                                 R E C I T A L S

         WHEREAS, during the course of the Company's employment, the Employee will become familiar with many secret processes, methods of manufacture, formulae, and with development of new and improved designs, processes, methods of manufacture, customers, and ideas which are original or proprietary to the Company;

         WHEREAS, great loss and damage would be sustained by the Company if, during the term of this Agreement or following the Employee's termination, the Employee were to make any of the formulae, processes, customers, methods of manufacture or techniques learned during the term of employment available to other persons engaged in competition with the Company or use the same in competition with the Company; and

         WHEREAS, the parties desire to define the duties and responsibilities of each of the parties hereto, and the Company desires to employ the Employee only if the Employee agrees to the terms and conditions hereafter stated.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. EXCLUSIVE EMPLOYMENT. During the Employee's employment by the Company, the Employee agrees to devote his/her exclusive time to the business of the Company. The Employee agrees not to accept other employment that may conflict with the performance of the duties prescribed by the Company during the term of this Agreement, except with the written consent of the Company. During the term of this Agreement, the Company may, from time to time, direct that the Employee perform work for third parties, it being specifically understood that any such work shall be in the Employee's capacity as an employee of the Company.

         2. WORK PRODUCT. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship created by the Employee, solely or jointly with others, during the Employee's employment with the Company, and during the year next following the termination of employment of the Employee with the Company, and which relate to any of the products, designs or systems developed, invented, created or designed by the Employee or the Company during the period of the Employee's employment with the Company (collectively, the "Work Product") shall be considered work made




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for hire by the Employee and shall be owned exclusively by the Company. The
Employee agrees to assign, and shall automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Employee may have in such Work Product to the Company. Upon the request of the Company, the Employee agrees to perform such acts as may be necessary or desirable to transfer, perfect and defend the Company's ownership of any Work Product, as determined by the Company in its sole and absolute discretion, including: (i) executing, acknowledging and delivering any requested affidavits and documents of assignment and conveyance;
(ii) obtaining and assisting in the enforcement of copyrights and, if applicable, patents with respect to any Work Product in the United States and elsewhere; (iii) providing testimony in connection with any proceedings affecting the right, title or interest of the Company in any Work Product; and
(iv) executing and delivering any other documents and performing any other acts deemed necessary or desirable by the Company in its sole and absolute discretion to protect the Company's ownership of the Work Product.

         3.       CONFIDENTIALITY.

                  (a) The Employee acknowledges and agrees that (i) all Confidential Information (as herein defined) is the sole and exclusive property of the Company and that the Company owns all world wide copyrights, trade secret rights, confidential and proprietary information rights and all other property rights with respect to such Confidential Information, and (ii) any disclosure of Confidential Information to the Employee shall not confer upon the Employee any license, interest or right of any kind or nature in or to the Confidential Information or any use thereof.

                  (b) The Employee will hold in confidence and not use in any manner, reproduce, distribute, transmit or transfer, directly or indirectly, in any form, by any means or for any purpose, any Confidential Information communicated, discussed, delivered or made available by the Company to or received by the Employee, except to the extent authorized to do so in writing by an officer of the Company.

                  (c) "Confidential Information" means any and all information, including Trade Secrets, that is disclosed by the Company to the Employee, regardless of its nature, and any and all Work Product; provided, however, that the following shall not be deemed Confidential Information: (A) information that was already known to the Employee, without obligation to keep it confidential, at the time of its receipt from the Company; (B) information that was received by the Employee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (C) information that was publicly known at the time of its receipt by the Employee or has become publicly known other than by a breach of this Agreement or other action by the Employee. "Trade Secrets" means information, including, but not limited to, any technical or nontechnical data, formulas, patterns, computations, programs, devices, methods, inventions, techniques, drawings, processes, designs, financial data, financial or business plans, product plans, or lists of actual or potential customers or suppliers, which (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by,



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other persons who can obtain economic value from its disclosure or use, and (ii)
is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         4. TERM OF AGREEMENT. This Agreement will remain in effect during any period in which the Employee is employed by the Company; provided, however, the provisions of paragraph 2 shall survive the termination hereof and shall remain in full force and effect for the period as stated therein and the provisions of paragraph 3 shall remain in full force and effect indefinitely. The Employee hereby acknowledges that the execution by the Company of this Agreement shall not confer upon the Employee any right to employment or continuance of employment by the Company.

         5. THIRD PARTY AGREEMENTS. The Employee hereby represents that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of any information or the Employee's engagement in any business. Further, the Employee represents that the Employee's employment by the Company will not violate any agreements the Employee may have with any such previous employer or other party and that, during Employee's employment with the Company, the Employee will not make use of any information in violation of any agreements with or rights of any such previous employer or other party.

         6. OTHER.

                  (a) The parties agree that any breach of this Agreement by the Employee will result in irreparable injury to the Company, and the Company shall, in addition to all other remedies provided by law, be entitled to an injunction to prevent a breach or contemplated breach of any covenant of the Employee herein contained.

                  (b) It is mutually agreed that each of the covenants herein contained is reasonable, as well as independent and severable. Each such covenant shall remain in full force and effect regardless of the enforceability of any other covenant herein, or of the breach thereof by either party.

                  (c) This Agreement contains the entire agreement between the parties, and no understandings exist between the parties other than as expressed herein. This Agreement may be amended or modified only by written agreement.

                  (d) It is agreed between the parties hereto that the interpretation and enforcement of this Agreement shall be governed by the laws of the State of Florida.









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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      SMITH-GARDNER & ASSOCIATES, INC.



                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:




                                      EMPLOYEE:


                                      ---------------------------------------
                                      Name:



































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